                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement            [_]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


Frontier Insurance Group, Inc.
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


 (1) Title of each class of securities to which transaction applies:


  -------------------------------------------------------------------------


  (2) Aggregate number of securities to which transaction applies:


  -------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


  -------------------------------------------------------------------------


  (4) Proposed maximum aggregate value of transaction:


  -------------------------------------------------------------------------


  (5) Total fee paid:


  -------------------------------------------------------------------------


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


  (1) Amount Previously Paid:


  -------------------------------------------------------------------------


  (2) Form, Schedule or Registration Statement No.:


  -------------------------------------------------------------------------


  (3) Filing Party:


  -------------------------------------------------------------------------


  (4) Date Filed:


  -------------------------------------------------------------------------


Notes:

                               PRELIMINARY COPIES

                                 [Frontier Logo]

                              INSURANCE GROUP, INC.
                           195 Lake Louise Marie Road
                         Rock Hill, New York 12775-8000


                                 (914) 796-2100

                                  May 14, 1999


Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Frontier Insurance Group, Inc. to be held at The College of Insurance, 101 Murray Street (between Greenwich and West Streets), New York, New York on Monday, June 28, 1999, at 10:00 a.m., local time.

        At the Annual Meeting, you will be asked to consider and vote upon the following:

               To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to classify the Board of Directors.

               To elect seven directors to serve for terms ranging from one to three years if the foregoing proposal is adopted or, in the alternative, to elect seven directors to serve until the next annual meeting of stockholders.

               To approve the 1999 Employee Stock Purchase Plan.

               To approve the 1999 Stock Option Plan.

               To ratify the grant of a stock option to Patrick W. Kenny, the Company's Executive Vice President of Finance and Planning.

               To ratify the reappointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999.

               To transact such other business as may properly come before the meeting or any adjournment thereof.

        The accompanying Proxy Statement, which you are urged to read carefully, provides important information with respect to the foregoing proposals. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and promptly return it in the enclosed postage-prepaid envelope. If you attend the Annual Meeting, you may vote in person even though you have previously returned the proxy.

                                       On behalf of the Board of Directors,

                                       Harry W. Rhulen
                                         Chairman of the Board, President
                                         and Chief Executive Officer

                               PRELIMINARY COPIES

                                 [Frontier Logo]

                              INSURANCE GROUP, INC.
                           195 Lake Louise Marie Road
                         Rock Hill, New York 12775-8000
                                 (914) 796-2100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On June 28, 1999


To the Stockholders of
  FRONTIER INSURANCE GROUP, INC.

        Notice is hereby given that the Annual Meeting of Stockholders of Frontier Insurance Group, Inc. will be held at The College of Insurance, 101 Murray Street (between Greenwich and West Streets), New York, New York on Monday, June 28, 1999, at 10:00 a.m., local time, to consider and act upon the following proposals:

               To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation to classify the Board of Directors.

               To elect seven directors to serve for terms ranging from one to three years if the foregoing proposal is adopted or, in the alternative, to elect seven directors to serve until the next annual meeting of stockholders.

               To approve the 1999 Employee Stock Purchase Plan.

               To approve the 1999 Stock Option Plan.

               To ratify the grant of a stock option to Patrick W. Kenny, the Company's Executive Vice President of Finance and Planning.

               To ratify the reappointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999.

               To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only holders of record of the Company's Common Stock at the close of business on May 6, 1999, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. A Proxy Statement describing the matters to be considered and acted upon at the Annual Meeting is attached to this Notice and the Annual Report to Stockholders for the year ended December 31, 1998 containing audited financial statements is enclosed.

                                       On behalf of the Board of Directors,

Rock Hill, New York                    Joseph P. Loughlin
May 14, 1999                             Secretary


  STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING ARE REQUESTED TO
   COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED
                            POSTAGE-PREPAID ENVELOPE

                               PRELIMINARY COPIES

                                 [Frontier Logo]

                              INSURANCE GROUP, INC.
                           195 Lake Louise Marie Road
                         Rock Hill, New York 12775-8000
                                 (914) 796-2100


                            -------------------------

                                 PROXY STATEMENT

                            -------------------------


                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 28, 1999


                                  INTRODUCTION


GENERAL

        This Proxy Statement is being furnished to holders of the Common Stock, par value $.01 per share ("Common Stock"), of Frontier Insurance Group, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders to be held on Monday, June 28, 1999 at the College of Insurance, 101 Murray Street (between Greenwich and Green Streets), New York, New York at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Annual Meeting"). The cost of this solicitation will be borne by Frontier, which has retained Georgeson & Company, Inc., at a fee of approximately $8,500, plus expenses, to assist in the solicitation.

        This Proxy Statement and accompanying proxy card are being mailed to stockholders on or about May 14, 1999.


        Eliminating Duplicate Mailings

        The rules of the Securities and Exchange Commission require the Company to provide an Annual Report to stockholders who receive this Proxy Statement, resulting in multiple deliveries to certain stockholders. Stockholders of record who have more than one account in their name, or the same address as another registered stockholder, may authorize the Company to discontinue mailings of multiple Annual Reports by marking the appropriate box on the proxy card(s) for which an Annual Report is not desired. Eliminating duplicate mailings should not only be a convenience to the stockholder, but will also save the Company printing and mailing costs.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

        At the Annual Meeting, the stockholders will be asked to consider and vote upon the following proposals:

        1. To consider and vote upon a proposal to amend the Restated Certificate of Incorporation of the Company to classify the Board of Directors.

        2. To elect seven directors to serve for terms ranging from one to three years if Proposal 1 is adopted or, in the alternative, to elect seven directors to serve until the next annual meeting of stockholders.

        3.  To approve the 1999 Employee Stock Purchase Plan.

        4.  To approve the 1999 Stock Option Plan.

        5. To ratify the grant of a stock option to Patrick W. Kenny, the Company's Executive Vice President of Finance and Planning.

        6. To ratify the reappointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999.

        7. To transact such other business as may properly come before the meeting or any adjournment thereof.

all as more fully described in this Proxy Statement.


VOTING AT THE ANNUAL MEETING

        Only holders of record of Common Stock at the close of business on May 6, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting, each such holder of record being entitled to one vote per share on each matter to be considered at the Annual Meeting. On the Record Date, there were __________ shares of Common Stock issued and outstanding.

        The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (__________ shares of the __________ shares outstanding) is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes, if any, will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

        The affirmative vote by holders of a majority of the outstanding shares of Common Stock (__________ shares of the __________ shares outstanding) is required to adopt the amendment to the Company's Restated Certificate of Incorporation.

        A plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the Board of seven (7) directors.

        The separate affirmative vote by holders of a majority of the shares of Common Stock present in person or represented by proxy is required to approve the 1999 Employee Stock Purchase Plan, to approve the 1999 Stock Option Plan, to ratify the grant of a stock option to Mr. Patrick Kenny and to ratify the reappointment of Ernst & Young LLP as independent auditors of Frontier for the year ending December 31, 1999.

        If the enclosed proxy card is properly executed and returned to the Company prior to the vote at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon, subject to the following conditions:


        Election of Directors

        Shares represented by a proxy marked "WITHHOLD AUTHORITY" to vote for
(i) all seven nominees or (ii) any individual nominee(s) for election as directors and not otherwise marked "FOR" the other nominees will not be counted in determining whether a plurality vote has been received for the election of directors. In the absence of instructions, shares represented by a proxy will be voted FOR all of the seven nominees. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will be disregarded and therefore will have no effect on the outcome of the vote.


        Other Proposals

        Shares represented by a proxy marked "ABSTAIN" on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. In the absence of instructions, shares represented by a proxy will be voted FOR all of the proposals set forth in the Notice of Annual Meeting and at the discretion of the proxies on any other matters that may properly come before the Annual Meeting. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will not be included in the vote totals, and therefore will have no effect on the outcome of the votes on the proposals, except with respect to the vote on approval of the amendment to the Restated Certificate of Incorporation where broker non-votes (and abstentions) will have the effect of a vote against the amendment since the affirmative vote of a majority of the issued and outstanding shares is required for approval of this proposal.

        At any time prior to its exercise, a proxy may be revoked by the stockholder granting it by delivering written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement or by attending the Annual Meeting and voting in person.


3


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


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Common Stock on the Record Date by (i) each person known by the Company to own beneficially five percent or more of such shares, (ii) each director and nominee for election as a director, (iii) each person named in the Summary Compensation Table under "Executive Compensation" of this Proxy Statement, and (iv) all directors and executive officers as a group, together with their respective percentage ownership of the outstanding shares:


                                           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                     ----------------------------------------------------
                                                           ACQUIRABLE
                                         CURRENTLY         WITHIN 60        PERCENT OF
          NAME AND ADDRESS                 OWNED            DAYS (1)        OUTSTANDING
-----------------------------------------------------------------------------------------
Harry W. Rhulen                            178,534(3)      1,226,776(6)         3.8%
Peter L. Rhulen (2)                      1,672,156(4)          --               4.5
Lawrence E. O'Brien                         74,462             6,050            *
Alan Gerry                                  30,000             6,050            *
Douglas C. Moat                             21,713            17,050            *
Paul B. Guenther                            20,500             --               *
Suzanne R. Loughlin                        211,891(5)        234,575(6)         1.2
James W. Satterfield                        10,608            12,375            *
Richard F. Seyffarth                         7,650             4,400            *
Mark H. Mishler                             11,850             8,800            *
Wellington Management Company
  75 State Street
  Boston, MA 02109                       2,980,008(7)          --               8.1
All directors and executive
  officers as a group (12 persons)       2,276,039         1,757,126           10.9

-----------------------------
*    Less than 1%

(1) Reflects number of shares of Common Stock acquirable upon exercise of options.

(2)  Address is 195 Lake Louise Marie Road, Rock Hill, NY 12775-8000.

(3) Includes 8,883 and 1,144 shares owned by a daughter and son of Mr. Harry W. Rhulen, respectively, for whom he acts as custodian under the Uniform Gifts to Minors Act. Does not include 15,642 shares owned by Mr. Rhulen's wife, as to which Mr. Rhulen disclaims beneficial ownership.

(4) Does not include 26,432 shares and 22,810 shares owned, respectively, by Mr. Rhulen's spouse and The Eileen and Peter Rhulen Foundation, Inc., for which Mr. Rhulen acts as President. Mr. Rhulen disclaims beneficial ownership of such shares.

(5) Includes 49,544 shares owned by the children of Ms. Suzanne R. Loughlin, for whom she acts as custodian under the Uniform Gifts to Minors Act. Does not include 25,389 shares owned by Ms. Loughlin's husband, as to which Ms. Loughlin disclaims beneficial ownership.


4


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


(6) Includes 226,875 shares purchasable at $20.66 per share upon exercise of options granted to the late Mr. Walter A. Rhulen, his and her father, and gifted to each of them.

(7) Information is from Schedule 13G, dated December 31, 1998, filed by Wellington Management Company, which reflects shared dispositive power with respect to 2,980,008 shares.


PROPOSAL 1 -- ADOPTION OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
                  TO ESTABLISH A CLASSIFIED BOARD OF DIRECTORS

BACKGROUND

        Under the Company's existing Restated Certificate of Incorporation and Bylaws, the entire Board of Directors is elected at each annual meeting of stockholders to serve until the next annual meeting or until their respective successors are elected and qualified. If adopted, the proposed new Sections 1 and 2 of Article SEVENTH of the Restated Certificate of Incorporation would divide the Board into three classes, with each class to be as nearly equal as possible in number and to hold office for a staggered term of three years.

        The following summary of the proposed amendment is qualified in its entirety by reference to the full text of the proposed amendment attached hereto as EXHIBIT A (the "Amendment").


        Establishing a Classified Board

        At the Annual Meeting, stockholders will elect the full complement of seven directors. In the event the Amendment is approved by the stockholders, the Company will file the Amendment with the Secretary of State of the State of Delaware amending Article SEVENTH of the Restated Certificate of Incorporation and, upon effectiveness of such filing, the seven directors will be divided into three classes of directors and the vote on the directors will take place thereafter. The two directors of the first class will hold office for a one-year term expiring at the 2000 annual meeting, the three directors of the second class will hold office for a two-year term expiring at the 2001 annual meeting and the two directors of the third class will hold office for a three-year term expiring at the 2002 annual meeting. For information regarding the Board nominees and the classes in which each will serve if the Amendment is adopted, see "Proposal 2--Election of Directors". At each annual meeting beginning with the meeting to be held in 2000, the class whose term expires at such annual meeting will be elected for a three-year term. The requirement of a staggered election of directors will apply to every election thereafter.

        The Board of Directors believes that dividing the directors into three classes is advantageous to the Company and its stockholders as the likelihood of continuity and stability in the policies formulated by the Board will be enhanced by having directors serve three-year terms rather than one-year terms.


5


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


         Pursuant to Delaware law, under the Restated Certificate of Incorporation as currently in effect, holders of a majority of the outstanding shares of the Company's Common Stock can change the entire Board at a single annual meeting and also have the power to remove one or all directors, with or without cause, and elect their replacements. If the Amendment is adopted, generally at least two annual meetings will be required to effect a change in the composition of a majority of the Board.

        Accordingly, establishing a staggered board of directors has anti-takeover implications by making it more difficult for an unsolicited takeover attempt to succeed, as obtaining control of a company through changing the composition of its board is more difficult. The Board of Directors of the Company believes that an unsolicited takeover attempt may be unfair or disadvantageous to the Company and its stockholders in that, among other reasons, a non-negotiated takeover bid (i) may be timed to take advantage of temporarily depressed stock prices; (ii) may be designed to foreclose or minimize the possibility of a more favorable competing bid or alternative transaction; and (iii) may involve the acquisition of only a controlling interest in the Common Stock without affording all stockholders the opportunity to receive the same economic benefits.

        By contrast, in a transaction in which a potential acquirer must negotiate with the Board, the Board can and should take account of the underlying and long-term values of the Company's business, the possibilities for alternative transactions on more favorable terms, anticipated favorable developments in the Company's business not yet reflected in its stock price and equality of treatment of all stockholders, among other factors.

        Despite the Board's belief as to the benefits to stockholders of a staggered board, it may be disadvantageous to the extent it has the effect of discouraging a future takeover attempt which is not approved by the Board, but which a majority of the stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of these effects of the Amendment, stockholders who might wish to participate in an unsolicited tender offer may not have an opportunity to do so. In addition, a staggered board will also increase the time required to change the management of the Company, even if a majority of the stockholders believe such a change would be beneficial.


        Vacancies

        The Company's Bylaws currently provide that a majority of the directors in office, although less than a quorum, may fill any vacancies in the Board of Directors and that the new directors so elected hold office until the next annual meeting of stockholders. The Amendment also provides that a majority vote of the directors then in office may fill any vacancies on the Board; however, any director so elected holds office until the annual meeting of stockholders at which the term of office of the class of director whose vacancy was so filled expires. Accordingly, if a Class III director, whose term expires in 2002 resigns in 2000, the majority of directors then in office could elect an individual to fill such open directorship and the individual so elected would serve as a Class III director of the Company until the annual meeting of stockholders in the year 2002.


6


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        Removal of Directors

        As permitted by the Delaware General Corporation Law, the Company's Bylaws permit any director or the entire Board of Directors to be removed by a majority vote of the stockholders, with or without cause. The Delaware General Corporation Law explicitly provides, however, that if the Board is classified, a director, or the entire Board, may be removed by a majority vote of stockholders only for cause, unless the Certificate of Incorporation provides otherwise. Section Seventh 2(c) of the Amendment tracks Delaware law by providing that, subject to the rights, if any, of the holders of any other class or series of preferred stock, any director or the entire Board of Directors of the Company may be removed from office at any time, but only for cause and by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote in an election of directors. "Cause" is not defined in either the Amendment or the section of the Delaware General Corporation Law which establishes the removal standards. The circumstances under which directors may be removed, therefore, will be determined judicially and are likely to be limited to circumstances involving fraud, criminal conduct or gross abuse of office amounting to a breach of fiduciary duty to the Company.

        The requirement that directors be removed only for cause is intended to prevent a substantial stockholder from circumventing the purposes of a classified board by removing incumbent directors without cause and then attempting to fill the vacancies with its own nominees. Such a requirement may, however, make it more difficult to remove a director for performance. The necessity to prove cause will make removal of a director more difficult than at present.


REQUIRED VOTE

        ADOPTION OF THE AMENDMENT REQUIRES THE AFFIRMATIVE VOTE BY THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK (___________ SHARES OF THE _____________ SHARES OUTSTANDING).


        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE AMENDMENT.


                       PROPOSAL 2 -- ELECTION OF DIRECTORS

        Messrs. Harry W. Rhulen, Peter L. Rhulen, Lawrence E. O'Brien, Douglas
C. Moat, Alan Gerry, Paul B. Guenther and Ms. Suzanne Rhulen Loughlin, all of whom are currently directors, constitute the seven nominees for election as directors at the Annual Meeting.

        If the Amendment is adopted at the Annual Meeting, the Amendment will promptly be filed with the Secretary of State of the State of Delaware and a classified Board of Directors will thereby be created, in which event Harry W. Rhulen and Peter L. Rhulen will be the nominees for election as the Class I Directors for a one-year term expiring in 2000; Suzanne Rhulen Loughlin, Douglas C. Moat and Lawrence O'Brien will be the nominees for election as the Class II Directors for a two-year term expiring in 2001; and Alan Gerry and Paul B. Guenther will be the nominees for election as the Class III Directors for a three-year term expiring in 2002. If the Amendment is not adopted, a classified Board of Directors will not be created and the seven nominees will be elected as directors to serve until the Annual Meeting of Stockholders to be held in 2000, or until their respective successors have been elected and qualified.

        In the event any nominee should become unavailable for election for any presently unforeseen reason, it is intended that the proxies will be voted FOR such substitute nominee as may be designated by the present Board of Directors.


BIOGRAPHICAL INFORMATION

        Each nominee's name, age, office with the Company, the year first elected a director and certain biographical information are set forth below:


                                       YEAR FIRST
                                        ELECTED
             NAME              AGE     A DIRECTOR                     OFFICE
----------------------------------------------------------------------------------------------
Harry W. Rhulen                35         1997        President, Chief Executive Officer and
                                                      Chairman of the Board
Suzanne Rhulen Loughlin        38         1998        Executive Vice President--Chief
                                                      Administrative Officer and Director
Douglas C. Moat                67         1991        Executive Vice President--Mergers and
                                                      Acquisitions and Director
Peter L. Rhulen (1)(2)         60         1986        Director
Lawrence  E. O'Brien (1)(3)    58         1990        Director
Alan Gerry (2)(3)              70         1996        Director
Paul B. Guenther (1)(2)(3)     58         1998        Director

(1)  Member of Audit Committee.
(2)  Member of Nominating Committee.
(3)  Member of Compensation Committee

        Harry W. Rhulen, a director of the Company since October 1997, was elected President and Chief Executive Officer in January 1998 and Chairman of the Board in February 1998 following the illness and subsequent death of his father, Walter A. Rhulen, the former Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Harry Rhulen has been an employee of the Company since June 1989, was elected a Vice President in June 1990, Executive Vice President in October 1996 and Chief Operating Officer in May 1997.

        Suzanne Rhulen Loughlin was elected Executive Vice President - Chief Administrative Officer and Director in February 1998. Prior thereto, Ms. Loughlin was the managing attorney of the Company's in-house law firm of Dubois, Billig, Loughlin, Conaty and Weisman since 1992, and an employee of the Company since January 1991.


8


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


        Douglas C. Moat has been a director of the Company since August 1991 and, since February 1998, has served as Executive Vice President--Mergers and Acquisitions. Mr. Moat, a JD, CLU, and FLMI, is Chairman of the Manhattan Group, Inc., an insurance and financial services firm, and has over 40 years experience in insurance and financial services sales and management, including 13 years as a private consultant. During his career, he has held positions as Executive Vice President, The Home Group; Director--Financial Services Corporate Staff, ITT Corp.; Vice President, USLIFE Corp., and President of USLIFE's mutual fund subsidiary; Vice President, The Glens Falls Group and the National Life Assurance Company of Canada. Mr. Moat is a member of the New York State Bar Association, serves on several insurance and banking committees, and writes and speaks extensively on insurance topics, often acting as an expert witness.

        Peter L. Rhulen has been a director of the Company since commencement of its operations in July 1986. Mr. Rhulen was formerly Vice Chairman of Markel/Rhulen, a position he held from October 1989 to September 1992.

        Lawrence E. O'Brien has been a director of the Company since June 1990. Mr. O'Brien, a CPCU, is the President of O'Brien Management Company, Inc., an insurance consulting firm, a position he has held since January 1988, and was a co-founder and a director of Underwriter Management Associates, a managing general insurance agency with which he had been associated since its inception in 1983 until its sale in September 1990. From 1976 to 1987, Mr. O'Brien was Executive Vice President of Associated Risk Managers, a New York statewide affiliation of independent insurance agents marketing specialized insurance programs.

        Alan Gerry was elected a director of the Company in March 1996. Mr. Gerry was the founder, Chairman of the Board and Chief Executive Officer of Cablevision Industries Corporation, the eighth largest multiple cable system operator in the United States until its merger with Time Warner Entertainment in January 1996, and now acts as a private investor. Mr. Gerry was a founding member of the Board of the Cable Alliance for Education and is a past President of the New York State Cable Television Association.

        Paul B. Guenther was elected a director of the Company in March 1998. Mr. Guenther currently serves as the Chairman of the Philharmonic-Symphony Society of New York, a position he has held since September 1996. Prior thereto, Mr. Guenther served as the President of PaineWebber Incorporated from 1988 to 1994, and from 1994 through 1995 served as the President of PaineWebber Group, Inc. Mr. Guenther also serves as Chairman of the Board of Trustees of Fordham University, is on the Board of Overseers for the Columbia University Business School and other charitable entities. Mr. Guenther is also a director of Consolidated Freightways and serves as an advisory committee member and investor in Walden Capitol Partners LP.

        Mr. Harry Rhulen and Ms. Suzanne Rhulen Loughlin are brother and sister and Mr. Peter Rhulen is their uncle.


9


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


Meetings and Committees

        There were eight meetings of the Board of Directors during 1998. Messrs. Harry W. Rhulen, Peter L. Rhulen, Douglas C. Moat and Lawrence E. O'Brien attended all meetings and Mr. Alan Gerry seven meetings. Ms. Suzanne Rhulen Loughlin and Mr. Paul B. Guenther attended all meetings following their respective election as a director. There were also two occasions on which the Board took action by unanimous written consent.

        The Audit Committee, composed of three directors, Messrs. Lawrence E. O'Brien (Chairman), Peter L. Rhulen and Paul B. Guenther, meets with the Company's independent auditors to review the scope of their annual audit, the adequacy of the Company's system of internal controls, and the sufficiency of its financial reporting. The Audit Committee held three meetings during 1998.

        The Compensation Committee, composed of three directors, Messrs. Paul B. Guenther (Chairman), Alan Gerry and Lawrence E. O'Brien, establishes a general compensation program for all officers. See "Report of Compensation Committee." The Compensation Committee held one meeting during 1998.

        The newly-formed Nominating Committee., composed of Messrs. Peter L. Rhulen, Alan Gerry and Paul B. Guenther, establishes procedures for the selection of, and makes recommendations to the full Board with respect to, prospective nominee candidates for election as directors.


COMPENSATION OF DIRECTORS

        The Company pays each director who is not an employee an annual retainer of $24,000 plus reimbursement of expenses, plus $2,000 to each director who is a member of the Audit Committee. In addition, and pursuant to the 1999 Stock Option Plan, each non-employee Director will be granted 25,000 options at fair market value, vesting quarterly over a three year period.


REPORTS UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

        Section 16 of the Securities Exchange Act of 1934, as amended, requires that executive officers, directors and holders of more than 10% of the Common Stock (collectively "Reporting Persons") file reports of their trading in Company equity securities with the Securities and Exchange Commission. Based upon a review of Section 16 forms filed by the Reporting Persons during the last fiscal year, the Company believes that the Reporting Persons complied with all applicable Section 16 filings, except that the following Reporting Persons filed late reports: (i) David Campbell, one report on Form 4 listing one transaction;
(ii) Thomas Dietz, one report on Form 4 listing an aggregate of seven transactions; (iii) Joel Gelb, one report on Form 4 listing one transaction;
(iv) Joseph Loughlin, one report on Form 3; (v) Suzanne Rhulen Loughlin, one report on Form 3; (vi) Douglas Moat, five reports on Form 4 listing an aggregate of ten transactions; (vii) Peter Rhulen, three reports on Form 4 listing an aggregate of ten transactions; and (viii) Richard Seyffarth, one report on Form 4 listing one transaction.


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


REQUIRED VOTE

        A PLURALITY VOTE OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS REQUIRED TO ELECT THE SEVEN (7) NOMINEES AS DIRECTORS, EITHER AS CLASSIFIED DIRECTORS OR AS NON-CLASSIFIED DIRECTORS.


        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SEVEN
(7) NOMINEES FOR DIRECTORS.


           PROPOSAL 3 --APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN

        The 1999 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in December 1998 to encourage employees of the Company and its subsidiaries to acquire a proprietary interest in the Company by purchasing Common Stock through voluntary payroll deductions. The Purchase Plan is a designed as an "employee stock purchase plan" within the meaning of ss.423(b) of the Internal Revenue Code, and to qualify thereunder must be approved by the Company's stockholders. The Board believes this opportunity for employee equity participation will provide an attraction to, and promote the retention and motivation of, employees. An aggregate of 1,000,000 shares of the Company's Common Stock has been reserved for issuance under the Purchase Plan.


        Administration

        The Board of Directors has appointed a committee of Company executives to serve as the plan administrators of the Purchase Plan. All questions of interpretation or application of the Purchase Plan are determined by the committee whose decisions are final, conclusive and binding upon all participants.


        Eligibility and Participation

        Any person regularly employed by the Company or a subsidiary of the Company for at least 20 hours per week is eligible to participate in the Purchase Plan. No person who owns or holds options or rights to acquire, or as result of participation in the Purchase Plan would own or hold options or rights to acquire, 5% or more of the Company's Common Stock may participate in the Purchase Plan. As of March 31, 1999, approximately 1,315 employees were eligible to participate in the Purchase Plan, of whom approximately 396 employees were participants.


        Offering Periods

        Each offering period is a calendar quarter, with the first offering period commencing January 1, 1999.


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        Purchase of Shares

        Eligible employees who wish to participate in the Purchase Plan allocate a portion of their after-tax payroll to the Purchase Plan, which amount is deducted from the employee's paycheck by the Company and directed to the Purchase Plan account. At the end of each quarter, the employee funds in the Purchase Plan account are used to purchase Common Stock. The Internal Revenue Code imposes a $25,000 market value limit per employee per calendar year on the combined value of the Common Stock purchased through the Purchase Plan as calculated at the beginning of each quarterly purchase period. Accordingly, assuming the share price does not decrease as of any quarter end over the beginning price for the quarter, the maximum an employee can invest under the Purchase Plan is $21,250 per year. If an employee reaches this limit at any quarterly purchase date, any remaining funds in the Purchase Plan account will be retained and applied to the next eligible quarterly purchase date.

        The employee's Purchase Plan account is credited with any cash dividends paid on his or her Common Stock in the account. These dividends are automatically reinvested in additional Common Stock at no cost to the employee as the Company pays the transaction fees; the amount of such cash dividends, however, are taxable to the employee. Any stock dividends are also automatically added to the employee's Purchase Plan account.

        The Company may make a pro rata deduction in the number of shares purchasable if such number exceeds the number of shares available for issuance under the Purchase Plan. When an employee withdraws his or her participation in the Purchase Plan by giving written notice to the Company of his or her election to withdraw, all accumulated payroll deductions will be used to purchase shares of Common Stock and future payroll deductions will cease. An employee's withdrawal from the Purchase Plan prior to the end of a given offering period does not affect his or her eligibility to participate in succeeding offering periods.


        Purchase Price

        The purchase price per share at which shares of Common Stock are sold to participating employees is 85% of the lower of the fair market value per share of Common Stock on (i) the trading day immediately preceding the first business day of the calendar quarter or (ii) the trading day immediately preceding the last business day of the calendar quarter. The fair market value of the Common Stock on a given date is determined by reference to the closing price of the Common Stock on the New York Stock Exchange.


        Payroll Deductions

        The funds for purchasing shares is accumulated by payroll deductions, the rate of which may be increased or decreased by the employee during the offering period. Payroll deductions do not accrue interest. An employee's participation in the Purchase Plan, including the rate of payroll deductions, remains in effect for successive offering periods unless the employee withdraws or amends such participation or such employee's employment is terminated. An employee may discontinue his or her payroll deductions and participation in the Purchase Plan at any time.


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        Termination of Participation

        An employee's participation in the Purchase Plan is terminated when the employee either voluntarily elects to withdraw his or her entire account, or his or her employment is terminated. Once an employee's participation is terminated, the employee is not entitled to again participate in the Purchase Plan until the first day of the next offering period. Upon termination of participation, the employee is entitled to receive the shares and any funds in his or her individual account.


        Capital Changes

        In the event any change is made in the Company's capitalization during an offering period, such as a stock split, reverse stock split or stock dividend, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares purchasable under the Purchase Plan.

        The Purchase Plan will terminate automatically in the event of a dissolution or liquidation of the Company and any funds in the Purchase Plan account will be refunded to employees without interest.


        Amendment and Termination of the Purchase Plan

        The Board of Directors may amend the Purchase Plan at any time from time to time or may terminate the Purchase Plan without approval of the stockholders. However, no such action by the Board of Directors may alter or impair any shares purchased or rights previously granted under the Purchase Plan without the consent of the affected employees.

        The Purchase Plan provides that stockholder approval of any amendment to the Purchase Plan is required to increase the number of shares which can be purchased thereunder, materially modify the eligibility provisions, materially increase the benefits, or reduce the purchase price formula.


        Federal Income Tax Information

        No income will be taxable to an employee participating in the Purchase Plan at the time of purchase of the shares of Common Stock at the formula discount from fair market value. Upon disposition of the shares, the employee will generally be subject to tax. If the shares have been held by the employee for more than two years after the date of the onset of the offering period and more than one year after the purchase date of the shares, the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (ii) 15% of the fair market value of the shares on the first day of the offering period will be taxable as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and further gain or loss on such disposition will be capital gain or loss. Different rules may apply with respect to participating employees subject to Section 16(b) of the Securities Exchange Act of 1934. The Company is not entitled to a deduction for amounts


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


taxable to a employee except to the extent of the ordinary income taxable to a employee upon disposition of shares prior to the expiration of the holding periods described above.

        The foregoing is only a summary of the federal income tax consequences of the Purchase Plan to employees and the Company and does not purport to be complete. Reference should be made to applicable provision of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of an employee's death or the income tax laws of any municipality, state or foreign country in which the employee may reside.


        Additional Option

        As an additional incentive, each year employees participating in the Purchase Plan will be granted an incentive stock option to purchase the same number of shares of Common Stock that the employee purchased through the Purchase Plan during the calendar year and held through December 31st. The option will be exercisable at a price equal to the fair market value of the Common Stock on the date the option is granted (on or about December 31st) and will vest 25% cumulatively per year commencing one year from the date of grant.


        VOTE REQUIRED

        APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN REQUIRES THE AFFIRMATIVE VOTE BY HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THE PURCHASE PLAN.


        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN.


14


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


                PROPOSAL 4 -- APPROVAL OF 1999 STOCK OPTION PLAN

GENERAL

        In March 1999, the Board of Directors, subject to stockholder approval, adopted the 1999 Stock Option Plan under which an aggregate of 8,000,000 shares of Common Stock is reserved for issuance upon exercise of options granted to selected employees, consultants, officers, directors, independent contractors and other persons who contribute and are expected to contribute materially to the success of the Company. Incentive stock options that qualify under Section 422 of the Internal Revenue Code and/or non-qualified stock options that do not so qualify may be granted under the 1999 Stock Option Plan. On the date the Board acted, there were no shares available under the Company's prior stock option plans for option grants.

        The purpose of the 1999 Stock Option Plan is to further the growth and development of the Company by encouraging those granted options to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to promote the long-term financial interests of the Company and enhancement of long-term stockholder return. The 1999 Stock Option Plan is further intended to afford the Company a means of attracting to its service persons of outstanding ability.

        As of the Record Date, options to purchase an aggregate of 3,983,033 shares of Common Stock were outstanding under prior stock option plans or independent thereof, including the option to Mr. Patrick W. Kenny, ratification of which is being solicited pursuant to this Proxy Statement, and no shares were available for future grants under such plans.


SUMMARY OF THE 1999 STOCK OPTION PLAN

        Administration of the 1999 Stock Option Plan

        The authority to manage and control the operation and administration of the 1999 Stock Option Plan is vested in the Compensation Committee (the "Committee") of the Board of Directors, which shall consist of not less than two, non-employee, independent directors.


        Eligibility

               Incentive Stock Options ("ISOs") may be granted only to employees (including officers) of the Company and/or any of its subsidiaries. To qualify as an ISO under the Internal Revenue Code, among other things, the aggregate fair market value, determined as at the date of grant, of the shares exercisable under the ISO for the first time by the employee during any calendar year (inclusive of shares under any other ISOs granted to the employee) can not exceed $100,000; any excess will not qualify for treatment as an ISO. In the event an ISO or a portion thereof no longer qualifies as such under the Code, such former ISO, or portion thereof, as applicable, shall be deemed a Non-Qualified Stock Option under the 1999 Stock Option Plan.


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


               Non-Qualified Stock Options ("NQSOs") may be granted to any person (including employees who have been granted ISOs) whom the Committee determines will contribute to the success of the Company or its subsidiaries.


        Grant of Options

        Pursuant to the 1999 Stock Option Plan, the Committee selects those persons to be granted options and determines (i) whether the respective option is to be an ISO or NQSO, (ii) the number of shares of Common Stock purchasable thereunder, (iii) the time or times when the option becomes exercisable, (iv) the exercise price per share, which cannot be less than 100% of the fair market value on the date of grant, and (v) the duration of the option, which cannot exceed ten years. For purposes of the 1999 Stock Option Plan, "fair market value" of a share of Common Stock as of a specified date is the closing sales price of the Common Stock on the New York Stock Exchange (or on such other public market on which the Common Stock may then be traded) on the trading day immediately preceding the specified date.

        Each grant of an option will be evidenced by a written stock option agreement setting forth the terms and conditions of the option, including whether it is an ISO or NQSO. Nothing in the 1999 Stock Option Plan nor in the stock option agreement evidencing the grant of the ISO and/or NQSO shall confer upon the holder any right to continue in the employ of the Company or obligate the Company to continue the engagement of the holder.

        Section 162 (m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options, the 1999 Stock Option Plan limits the number of shares as to which options may be granted under the Plan to any employee during any calendar year to a maximum of 500,000 shares.


        Exercise of Options

        No option shall become exercisable prior to one year from the date of grant and thereafter shall become exercisable on the terms and conditions established by the Committee as set forth in the written option agreement. Unless otherwise provided in the written stock option agreement, all outstanding options become fully vested and immediately exercisable in the event of a "change in control" of the Company.

        Payment for the shares may be made (i) in cash, (ii) by surrender of shares of Common Stock having a fair market value equal to the aggregate exercise price of the shares being purchased, or (iii) by any method approved by the Committee in its sole discretion. Prior to the issuance of shares upon exercise of an option, the exercising holder shall be required to pay or make adequate provision for payment of any federal, state or local withholding tax obligations. Until the option has been validly exercised, the holder of an option shall not have any rights of a stockholder of the Company with respect to the shares purchasable thereunder.

        ISOs may be exercised by the holder only while in the employ of the Company or a subsidiary or within three months following termination of employment unless the termination is due to death or disability, in which event the ISO may be exercised within twelve (12) months of


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


such event to the extent the option could have been exercised at the date of termination, but in no event subsequent to the option's expiration date. The Committee, in its sole discretion, may extend the time during which an ISO or NQSO may be exercised, which could have the effect of changing an ISO into a NQSO, and may permit an ISO or NQSO to be transferred, without consideration, to family members of the holder of the option or entities for his or their benefit.


        Adjustments

        The 1999 Stock Option Plan contains customary anti-dilution provisions that provide that in the event of any stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available under the 1999 Stock Option Plan and the number of shares subject to outstanding options and the related exercise price per share shall be proportionately adjusted.


        Amendments to the 1999 Stock Option Plan

        The Committee may at any time amend the 1999 Stock Option Plan in any respect (including, but not limited to, any form of grant, agreement or instrument to be executed pursuant thereto); provided, however, that stockholder approval shall be required to be obtained to increase the number of shares purchasable under the 1999 Stock Option Plan or if otherwise required by the New York Stock Exchange or other entity on which the Common Stock may then be traded, and no amendment may adversely affect any then outstanding options or any unexercised portions thereof without the written consent of the affected holders.


        Termination of 1999 Stock Option Plan; Successors

        No options may be granted under the 1999 Stock Option Plan subsequent to March 17, 2009 but options theretofore granted may extend beyond that date and the terms of the 1999 Stock Option Plan shall continue to apply to such options and to any shares acquired upon exercise thereof. The 1999 Stock Option Plan may be sooner terminated at the discretion of the Committee.

        The obligations of the Company under the 1999 Stock Option Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.


FEDERAL INCOME TAX CONSEQUENCES

        Incentive Stock Options (ISOs)

        No taxable income is recognized by the recipient of an ISO upon either the grant or exercise of the ISO (except that the alternative minimum tax may apply upon exercise) and no expense deduction is available to the Company upon either such event. If the exercising holder of an ISO holds the shares so acquired for at least two years from the date of grant of the ISO and for at least one year from the date of exercise, any gain (the excess of the sales price over the exercise price) on the subsequent sale of such shares will be long-term capital gain. However, in


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the event the holder sells the shares prior to the expiration of either such two-year or one-year period (referred to as a "disqualifying disposition") the holder will recognize taxable income at ordinary tax rates in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess of the sales price over the exercise price, and the Company will receive a corresponding business expense deduction. The balance of any gain recognized on the disqualifying disposition will be capital gain, either long-term or short-term depending on the period the shares were held prior to the sale. The two-year and one year holding periods do not apply to a holder's estate or heirs in the event of the holder's death.


        Non-Qualified Stock Options (NQSOs)

        As in the case of ISOs, the grant of a NQSO will not result in taxable income to the recipient. However, unlike the situation with ISOs, the exercising holder will recognize ordinary income upon the exercise of a NQSO, the amount of such income being equal to the excess of the fair market value of the shares received upon exercise over the exercise price, and the Company will be entitled to a corresponding business expense deduction if federal income tax attributable to such excess is withheld. The fair market value of the shares on the date income is required to be recognized will constitute the tax basis for such shares for computing gain or loss on any subsequent sale, which will be capital gain or loss, either long-term or short-term depending on the holding period.

        The foregoing is only a summary of the federal income tax consequences with respect to ISOs and NQSOs which may be granted under the 1999 Stock Option Plan and does not purport to be complete. Reference should be made to applicable provision of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of the income tax laws of any municipality, state or foreign country in which the recipient of an option may reside.


OPTIONS GRANTED UNDER 1999 STOCK OPTION PLAN

        In March 1999, the Compensation Committee granted options to purchase an aggregate of 3,801,125shares of Common Stock to 29 key management executives. Each option is exercisable at identical exercise prices ranging from $14.06 per share to $35.16 per share and averaging $30.52 per share. Of such options, Messrs. James W. Satterfield, an Executive Vice President, Richard F, Seyffarth, an Executive Vice President, and Mark H. Mishler, a Vice President, Treasurer and Chief Financial Officer, three of the executive officers listed in the Summary Compensation Table under "Executive Compensation", received options to purchase an aggregate of 734,375 shares. Messrs. Satterfield and Seyffarth each received an option to purchase 11,000 shares at $14.06 per share; 27,500 shares at $21.09 per share; 82,500 shares at $28.13 per share; and 137,500 shares at $35.16 per share, and Mr. Mishler received an option to purchase 9,250 shares at $14.06 per share; 23,125 shares at $21.09 per share; 69,375 shares at $28.13 per share; and 115,625 shares at $35.16 per share. Executive officers as a group (14 persons), including the three named executive officers and an executive officer who is also a director, received options under the Plan exercisable at the same range of exercise prices (with the same average exercise price) to purchase an aggregate of 2,344,125 shares of Common Stock.


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REQUIRED VOTE

        APPROVAL OF THE 1999 STOCK OPTION PLAN REQUIRES THE AFFIRMATIVE VOTE BY HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THE 1999 STOCK OPTION PLAN.


        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OFTHE 1999 STOCK OPTION PLAN.


                PROPOSAL 5 -- RATIFICATION OF STOCK OPTION GRANT

        Pursuant to an agreement employing Mr. Patrick W. Kenny as the Company's Executive Vice President of Finance and Planning, the Board of Directors granted Mr. Kenny an option to purchase 235,000 shares of Common Stock at an average exercise price of $37.57 per share,, comprised of 10,000 shares at $17.31 per share, 25,000 shares at $25.97 per share, 75,000 shares at $34.63 per share; and 125,000 shares at $43.28 per share. On the date of the grant, the Common Stock closed at $17.31 per share on the New York Stock Exchange. Stockholder approval is required under Section 162 (m) of the Internal Revenue Code to preserve the Company's ability to deduct, for federal income tax purposes, the differential between the exercise price and the fair market value of the shares on the date the option is exercised.

        The option is exercisable at any time prior to July 31, 2005 by Mr. Kenny, provided Mr. Kenny is then in the employ of the Company or, in the event Mr. Kenny dies while in the Company's employ, by his personal representatives, heirs or legatees within one year following the date of death, but in no event later than July 31, 2005, the expiration date of the option. Mr. Kenny's option may not be transferred except by will or the laws of descent or distribution.

        The option contains customary anti-dilution provisions which provide that in the event of a merger, consolidation, stock dividend, split-up, combination, reclassification, exchange or similar event, the number of shares covered by the option and the exercise price are to be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

        The option is exercisable by payment of the full purchase price for the shares of Common Stock being purchased, plus any amount required for any associated withholding taxes, in cash, by check or by delivery of shares of Common Stock, including shares issuable upon exercise of the option, having a fair market value equal to the payment required, or a combination of cash and shares as Mr. Kenny may elect. Upon exercise of the option, in lieu of delivery of the certificates for the shares of Common Stock being purchased, the Company, at its option, may elect to deliver funds in an amount equal to the difference between (x) the fair market value of the shares underlying the option on the day preceding the closing of such exercise and (y) the exercise price plus the amount, if any, required for any associated withholding taxes.


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        Under current tax law, no taxable income will be recognized by Mr. Kenny upon the grant or stockholder approval of his option, and no deduction will be allowed to the Company upon either such event. In general, upon exercise of the option, Mr. Kenny will recognize an amount of ordinary income (and the Company will be entitled to a corresponding tax deduction) equal to the difference between (x) the fair market value of the shares underlying the option on the date of exercise, and (y) the exercise price.


REQUIRED VOTE

        RATIFICATION OF THE GRANT OF THE STOCK OPTION TO MR. PATRICK W. KENNY REQUIRES THE AFFIRMATIVE VOTE BY HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED FOR RATIFICATION OF THE GRANT.


        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE GRANT OF THE STOCK OPTION TO PATRICK W. KENNY.


                   PROPOSAL 6 -- RATIFICATION OF REAPPOINTMENT
                             OF INDEPENDENT AUDITORS

        The Board of Directors, upon the advice of the Audit Committee, has retained Ernst & Young LLP to audit the Company's financial statements for the year ending December 31, 1999. Ernst & Young LLP has acted as the Company's independent auditors since the Company's initial public offering in 1986. It is anticipated that a representative of Ernst & Young LLP will be present at the Annual Meeting to answer questions within such firm's field of expertise.


REQUIRED VOTE

        RATIFICATION OF THE REAPPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS REQUIRES THE AFFIRMATIVE VOTE BY HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED WILL BE VOTED FOR RATIFICATION OF THE REAPPOINTMENT.


        THE BOARD OF DORECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE REAPPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.


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                                 OTHER BUSINESS

        Management does not know of any matter to be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.


                        REPORT OF COMPENSATION COMMITTEE

        The Company's executive compensation plan is designed to help the Company attract, motivate and retain the executive talent that the Company needs in order to maximize its return to shareholders and more closely link executive compensation to the Company's performance. The Compensation Committee's philosophy is to place more emphasis on variable performance-based pay with the objective to reward executives for maximizing long-term rewards to shareholders. See Proposals 4 and 5 of this Proxy Statement.

        On January 28, 1998, the Compensation Committee recommended and the Board of Directors approved an employment agreement for Mr. Harry W. Rhulen, the Company's President and Chief Executive Officer (the "CEO"), that expires on December 31, 2000, which provides for an annual base compensation of $450,000, plus an annual bonus based on performance. The CEO's compensation is set based on Company performance, as measured by operating, financial and strategic objectives. See "Executive Compensation".

                                                   THE COMPENSATION COMMITTEE

                                                   Paul Guenther
                                                   Lawrence E. O'Brien
                                                   Alan Gerry


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                                EXECUTIVE COMPENSATION

          The following table sets forth a summary of the compensation earned by the Company's Chief Executive Officer and each of its four other most highly compensated executive officers for the years ended December 31, 1998, 1997 and 1996.


                               SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------
                                                                  LONG-TERM
       NAME AND                      ANNUAL   COMPENSATION     COMPENSATION           ALL OTHER
       PRINCIPAL                     SALARY          BONUS           AWARDS        COMPENSATION
       POSITION           YEAR          ($)            ($)       OPTION (#)              ($)(1)
-------------------------------------------------------------------------------------------------
Harry W. Rhulen           1998     $459,000       $150,000        1,025,356(2)(5)       $34,100
  President, Chief        1997      188,000        150,000           15,400(4)           17,500
    Executive Officer     1996      126,000         65,000                               14,000
    and Chairman of
    the Board

Douglas C. Moat           1998      250,000        100,000           30,644(2)(3)         5,000
  Executive Vice          1997        --             --               --                   --
    President
                          1996        --             --               --                   --

James W. Satterfield      1998      284,000        100,000           21,216(2)           21,400
  Executive Vice          1997      257,000         75,000            5,500(4)           19,500
    President

                          1996       90,000        100,000           11,000(6)              200

Richard F. Seyffarth      1998      193,000        100,000           14,300(2)           14,400
  Executive Vice          1997      143,000         40,000            4,400(4)            9,500
    President             1996       38,000          --               6,600(7)              800

Mark H. Mishler           1998      209,000         75,000           15,714(2)           16,000
  Vice President,         1997      143,000         30,000           11,000(4)           16,300
    Treasurer and         1996      106,000         60,000            --                 11,300
    Chief Financial
    Officer

Walter A. Rhulen*         1998        --             --               --                   --
  Former President,       1997      519,000        200,000          275,000(8)           59,800
    Chief Executive       1996      500,000        415,500            --                 30,000
    Officer and
    Chairman of the
    Board

*Deceased January 31, 1998.

(1) Represents the allocable amount accrued for contribution by the Company to its profit sharing plan and the allocable amount of the Company's contribution to its 401k plan. The allocable amount accrued for contribution to the Company's profit sharing plan for Messrs. Rhulen, Moat, Satterfield, Seyffarth and Mishler was $15,700, $5,000, $10,000, $6,700 and $7,600, respectively, and the allocable amount contributed to the Company's 401k Plan for Messrs. Rhulen, Satterfield, Seyffarth and Mishler was $18,400, $11,400, $7,700 and $8,400, respectively.

(2) Exercisable cumulatively at the rate of 25% of the underlying shares per year, commencing December 31, 1999, by Messrs. Rhulen, Moat, Satterfield, Seyffarth and Mishler with respect to 35,356, 19,644, 21,216, 14,300 and 15,714 shares, respectively.

(3)  11,000 shares exercisable through December 31, 2000.

(4) Exercisable cumulatively at the rate of 25% of the underlying shares per year, commencing May 22, 1998.

(5) 990,000 shares exercisable at prices ranging from $30.00 to $50.00 through December 31, 2004.

(6)  Exercisable through August 13, 2001.

(7) Exercisable cumulatively at the rate of 25% of the underlying shares per year, commencing November 21, 1998.

(8)  Exercisable through December 31, 2001 by the Estate of Walter A. Rhulen.


        The following table sets forth certain information concerning options granted during 1998 to the individuals named in the Summary Compensation table:


                                      OPTION GRANTS IN 1998

                                                                       POTENTIAL REALIZABLE VALUE
                     NUMBER OF     % OF TOTAL                          OF ASSUMED ANNUAL RATES OF
                    SECURITIES      OPTIONS                             STOCK PRICE APPRECIATION
                    UNDERLYING      GRANTED    EXERCISE                     FOR OPTION TERM
                      OPTIONS        TO ALL      PRICE     EXPIRATION  --------------------------
       NAME         GRANTED (#)    EMPLOYEES   ($/SHARE)      DATE         5%($)       10%($)
-------------------------------------------------------------------------------------------------
Harry W. Rhulen        35,356          1.9       12.88      12/31/03      125,766      277,909
                      990,000         54.6    30.00-50.00   12/31/04        --           --

Douglas C. Moat        19,644          1.1       12.88      12/31/03       69,876      154,408
                       11,000          0.6       20.80      12/31/00       36,057       75,716

James W.               21,216          1.2       12.88      12/31/03       75,468      166,764
Satterfield

Richard F.             14,300          0.8       12.88      12/31/03       50,867      112,403
Seyffarth

Mark H. Mishler        15,714          0.9       12.88      12/31/03       55,897      123,517


       The following table presents the value of unexercised options held at December 31, 1998 by the individuals named in the Summary Compensation Table:

                     OPTIONS VALUE TABLE

                                               VALUE OF
                                              UNEXERCISED
                           NUMBER OF         IN-THE-MONEY
                      UNEXERCISED OPTIONS     OPTIONS AT
                         AT YEAR-END(#)        YEAR-END($)*
                         EXERCISABLE(E)/      EXERCISABLE(E)/
         NAME           UNEXERCISABLE(U)     UNEXERCISABLE(U)
-------------------------------------------------------------
Harry W. Rhulen            1,226,776(E)(1)      21,481(E)
                              46,904(U)           --  (U)

Douglas C. Moat               17,050(E)         21,481(E)
                              19,644(U)           --  (U)

James W. Satterfield          12,375(E)           --  (E)
                              25,341(U)           --  (U)

Richard F. Seyffarth           4,400(E)           --  (E)
                              20,900(U)           --  (U)

Mark H. Mishler                8,800(E)         21,481(E)
                              23,964(U)           --  (U)

* Values are calculated by subtracting the exercise price from the fair market value of the stock at year end.

(1) Includes 226,875 shares purchasable at $20.66 per share upon exercise of options granted to Mr. Walter A. Rhulen, and gifted to his son, Mr. Harry
     W. Rhulen.


EMPLOYMENT AGREEMENTS

        Harry W Rhulen. Mr. Harry W. Rhulen is employed as the Company's President and Chief Executive Officer under an agreement with the Company effective January 1, 1998 and expiring December 31, 2000, which provides for an annual base compensation of $450,000. The Compensation Committee awarded Mr. Rhulen a bonus of $150,000 for 1998.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In June 1998, the Company guaranteed a loan of $1.25 million for Thomas
J. Dietz, an executive officer of the Company, which guarantee was outstanding on the Record Date.

        In August 1998, the Company guaranteed a loan of $1.0 million and, in December 1998, guaranteed an additional $0.8 million and, in January 1999, guaranteed an additional $0.25 million for Peter L. Rhulen, a director of the Company, which $2.025 million of guarantees was outstanding on the Record Date.

        In November 1998, the Company acquired 180 shares of the capital stock of Metro Partners, Inc. ("Metro Partners") from Metro Partners, representing 30% of Metro Partners' outstanding capital stock, for $600,000. Thereafter and during 1998, the Company loaned approximately $1.0 million at an 8.75% interest rate to Metro Partners, delivered a $250,000 letter of credit to Metro Partners' landlord as collateral for its real estate lease, and purchased $500,000 of Metro Partners' preferred stock. Metro Partners, organized in 1998, provides administrative services to insurance agents and brokers. Douglas C. Moat, an executive officer and director of the Company, and Peter L. Rhulen, a director of the Company, are principal shareholders (Mr. Rhulen with members of his immediate family and Mr. Moat through a corporation in which he is a principal shareholder) and directors of Metro Partners.


        During 1998, the Company loaned an aggregate of $150,000 at a 6.5% interest rate to, and guaranteed a loan of $150,000 for, Film Backers, a company in which Anthony Rhulen, the brother of Harry Rhulen and Suzanne Loughlin, is a principal. The loans and guarantee were outstanding on December 31, 1998.

        In December 1998, the Company initiated a program to facilitate the purchase of its Common Stock by key management executives. Under the program, a financial institution will loan funds to the executive for such purchase in an annual amount up to 200% of the executive's salary, depending on the executive's level of responsibility at the Company. The shares purchased will be pledged with the financial institution as collateral for the loan by the executive, who will be responsible for its repayment and payment of the related interest. The Company will guarantee the loan as long as the executive is in the employ of the Company. The Company has also agreed to grant the executive an option on December 31 of each year to purchase an equivalent number of shares at the fair market value on such date as the executive purchased during the calendar year under the program, twenty-four management executives have elected to participate in this program. Pending finalization of the loan documents with the financial institution, the Company provided a loan facility for the participating management executives. Mr. Richard Seyffarth, an Executive Vice President of the Company and its Chief Investment Officer acted as the nominee for such management executives to borrow funds on their behalf. Through December 31, 1998, an aggregate of $2,250,000 was borrowed pursuant to this loan facility and 176,653 shares of Common Stock were purchased on the New York Stock Exchange with the proceeds on the behalf of the twenty-four management executives participating in the program. The Company's eight executive officers are participating in the program and on December 31, 1998, loans outstanding from the Company on their behalf were as follows: Mr. Harry W. Rhulen, $225,000; Ms. Suzanne Rhulen Loughlin $100,000; Mr. Patrick W. Kenny, $150,000; Mr. James W. Satterfield, $135,000; Mr. Joseph P. Loughlin, Esq., $87,500; Mr. Richard F. Seyffarth, $91,000; Mr. Douglas C. Moat, $125,000; and Mr. Mark H. Mishler, $100,000. Once the arrangements with the financial institution are finalized, the loan proceeds from the financial institution will be applied to repay the loans by the Company.

                             STOCK PERFORMANCE GRAPH

        The following graph sets forth the cumulative total shareholder return to the Company's (FIR) shareholders during the five-year period ended December 31, 1998, as well as an overall stock market index (S&P 500 Index) and FTR's peer group index (SIC Code Index 6331-Fire, Marine, and Casualty Insurance, and 6351-Surety Insurance combined):



                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG FRONTIER INSURANCE GROUP, INC.,
                       S&P 500 INDEX AND PEER GROUP INDEX


                             [PERFORMANCE GRAPH]


                                                     FISCAL YEAR ENDING
                                 --------------------------------------------------------------
                                  1993         1994       1995        1996      1997      1998
                                  ----         ----       ----        ----      ----      ----
Frontier Insurance Group         114.67       85.44      127.23      169.73    205.11
Peer Group                       106.73       107.31     154.47      182.06    262.53
Broad Market                     110.08       111.54     153.45      188.69    251.64


       ASSUMES $100 INVESTED ON JAN. 1, 1992 AND REINVESTMENT OF DIVIDENDS


                          STOCKHOLDER PROPOSALS FOR THE
                       2000 ANNUAL MEETING OF STOCKHOLDERS

        Any stockholder proposal to be considered for inclusion in the Company's proxy soliciting material for the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office by December 31, 1999.

Dated:  May 14, 1999

                                                                       EXHIBIT A


                            CERTIFICATE OF AMENDMENT

                                       OF

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         FRONTIER INSURANCE GROUP, INC.

--------------------------------------------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

--------------------------------------------------------------------------------


                 Frontier Insurance Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

             1. The name of the Corporation is Frontier Insurance Group, Inc. and the name under which the Corporation originally was incorporated is Frontier Financial Corp.

             2. The original certificate of incorporation of the Corporation was filed with the Secretary of State of Delaware on April 22, 1986.

             3. The Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented, is hereby further amended by striking out subparagraphs (1) and (2) of Article SEVENTH and substituting in lieu thereof new subparagraphs (1) and (2) of Article SEVENTH to read as follows:

                  "SEVENTH: 1. The number of directors of the Corporation constituting the entire Board of Directors shall be not less than six nor more than twelve. The Board of Directors shall determine from time to time the number of directors who shall constitute the entire Board of Directors. Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

              2 (a) The Board of Directors shall be divided into three classes, Class I, Class II and Class III, the number of and class for each director to be determined by the Board of Directors (with the number of directors in each class being as nearly equal as possible). No class shall include less than two nor more than four directors. Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office whether or not a quorum is present, or by the affirmative vote of the holders of a majority of the shares of capital stock present in person or represented by proxy at a duly convened meeting of stockholders (excluding for purposes of calculating the number of votes cast, broker non-votes and abstentions). Any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Directors elected to fill a newly created directorship or other vacancies shall be classified and hold office as provided by statute.

              (b) The terms of office of the respective classes of directors initially classified shall be as follows: (1) Class I shall expire at the Annual Meeting of Stockholders to be held in 2000; (2) Class II shall expire at the Annual Meeting of Stockholders to be held in 2001; and (3) Class III shall expire at the Annual Meeting of Stockholders to be held in 2002. At each Annual Meeting of Stockholders after the aforementioned initial classification, the successors to directors whose terms shall then expire shall be elected to serve from the time of election and qualification until the third Annual Meeting following election and until a successor shall have been duly elected and shall have qualified.

              (c) Subject to the rights of the holders of any class or series of Preferred Stock of the Corporation, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least fifty percent (50%) of the outstanding shares of all classes of stock of the Corporation generally entitled to vote in the election of directors, considered for purposes of this Section as one class."

             4. The amendment to the Restated Certificate of Incorporation herein certified has been duly adopted in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested by its Secretary this 28th day of June, 1999.

                                          FRONTIER INSURANCE GROUP, INC.


                                          By:___________________________________
                                              Harry W. Rhulen
                                                Chairman of the Board, President
                                                and Chief Executive Officer


[Corporate Seal]

Attest:


By:___________________________________
    Joseph P. Loughlin
    Secretary

                                   APPENDIX 1

                        1999 INCENTIVE AND NON-QUALIFIED

                                STOCK OPTION PLAN

                                       OF

                         FRONTIER INSURANCE GROUP, INC.

        1. Purpose of Plan. The purpose of this 1999 Incentive and Non-Qualified Stock Option Plan ("Plan") is to further the growth and development of Frontier Insurance Group, Inc. (the "Company") and its subsidiaries by encouraging selected employees, consultants, officers, directors, independent contractors and other persons who contribute and are expected to contribute materially to the success of the Company or any subsidiary to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to promote the long-term financial interests of the Company and enhancement of long-term stockholder return. The Plan is further intended to afford the Company and any subsidiary a means of attracting to its service persons of outstanding ability. Unless otherwise defined elsewhere in the Plan, capitalized terms used herein are defined in Section 17 hereof.

        2. Stock Subject to the Plan. An aggregate of 8,000,000 shares of Common Stock, $.01 of par value per share ("Common Stock") of the Company, subject to adjustment or change pursuant to Section 10 hereof, shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan ("Options"). Such shares may be, in whole or in part, authorized but unissued shares or issued shares which have been reacquired by the Company as the Compensation Committee ("Committee") of the Board of Directors ("Board") shall from time to time determine. If, for any reason, an Option shall lapse, expire or terminate without having been exercised in full, the unpurchased shares covered thereby shall again be available for purposes of the Plan. If, for any reason, any shares of Common Stock purchased upon exercise of an Option are repurchased by the Company, such shares shall again be available for purposes of the Plan. If the exercise price of an Option granted under the Plan is satisfied by tendering shares of Common Stock, only the number of shares of Common Stock issued, net of the shares of Common Stock so tendered, shall be deemed delivered for purposes of calculating the maximum number of shares of Common Stock reserved for issuance under the Plan.

        3. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee which shall at all times consist of three or more Board members. The Board shall have power at any time to fill vacancies in, to change the membership of, or to discharge the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such time and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum and such majority shall determine its action. Any action may be taken without a meeting by written consent of all the members of the Committee. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the next succeeding meeting of the Board. To the extent practicable, the members of the Committee shall be "outside directors" as defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and "non-employee directors" as defined by Regulation 240.16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee's authority shall be subject to the following:

        (a) subject to the provisions of the Plan, the Committee shall have authority in its sole discretion to select from among those persons eligible to receive Options under the Plan those persons who shall receive Options, to determine the time or times at which Options shall be granted and the number of shares of Common Stock to be subject to each such Option; to establish the terms, conditions, performance criteria, restrictions and other provisions of each Option, including but not limited to whether all or any portion of each Option shall be incentive stock options ("Incentive Options") qualifying under
Section 422A of the Code or stock options which do not so qualify ("Non-Qualified Options"); the time or times when the Option may be exercised; the term of such Option; the events of termination of such Option; the transferability of such Option; and any voting, transfer or other restrictions on the shares of Commons Stock issuable upon exercise of the Option. Both Incentive Options and Non-qualified Options may be granted to the same person at the same time, provided each type of Option is clearly designated. Options may be granted as alternatives to or replacements of Options outstanding under the Plan or of options or other awards under any other plan or arrangement of the Company or any subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a subsidiary). In making such determinations, the Committee may take into account the nature of the services rendered by such persons, their present and potential contribution to the success of the Company or a subsidiary and such other factors as the Committee in its sole discretion may deem relevant.

        (b) the Committee shall also have authority to interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective agreements evidencing the grant of Options ("Option Agreements"), and to make all other determinations that may be necessary or advisable for the administration of the Plan.

        (c) except as otherwise provided in the Plan, where the Committee shall be authorized to make a determination with respect to any Option, such determination shall be made at the time of the grant of the Option, except that the Committee reserves the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Option is granted and is expressly stated in the Option Agreement relating to such Option).

        (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and not subject to review.

     4. Eligibility for Receipt of Options.

        (a) Incentive Options. Incentive Options may be granted only to employees (including officers) of the Company and/or any of its subsidiaries. A director of the Company or any subsidiary who is not an employee of the Company or of one of its subsidiaries is not eligible to receive Incentive Options under the Plan. Further, Incentive Options may not be granted to any person who, at the time the Incentive Option is granted, owns (or is considered as owning within the meaning of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (10% Owner), unless at the time the Incentive Option is granted to the 10% Owner, the option price is at least 110% of the fair market value of the Common Stock subject thereto and such Incentive Option by its terms is not exercisable subsequent to five years from the date of grant. The aggregate fair market value (determined as of the time an Incentive Option is granted) of the shares of the Company's Common Stock initially purchasable upon exercise of an Incentive Option during any calendar year may not exceed $100,000. In the event an outstanding Incentive Option or a portion thereof no longer qualifies as an incentive stock option under Section 422A of the Code, such Option or portion thereof, as applicable, thereafter shall be deemed a Non-Qualified Option under the Plan.

        (b) Non-Qualified Options. Non-Qualified Options may be granted to any person eligible to receive Options under the Plan (including any individual who has been granted Incentive Options) whom the Committee determines will contribute to the success of the Company or a subsidiary.

        (c) Maximum Number of Options Granted Annually to any Person. The maximum number of shares that may be subject to Options under this Plan granted during any calendar year to any employee of the Company or its subsidiaries is 500,000 shares.

     5. Exercise Price; Date of Grant.

        (a) Exercise Price. The exercise price of each Option shall be determined by the Committee, in its sole discretion, which determination shall be conclusive and not subject to review, but in no event shall the exercise price be less than 100% of the Fair Market Value of the Common Stock on the date of grant (or 110% of Fair Market Value with respect to Incentive Options granted to a 10% Owner, as such term is defined in the Code) and 50% of the fair market value of the Common Stock on the date of the grant in the case of Non-Qualified Options.

        (b) Date of Grant. For purposes of the Plan, the date of grant of an Option shall be the date on which the Committee (or Board) shall duly authorize the Option.

     6. Term of Option.

        (a) The term of each Option shall be such number of years as the Committee shall determine, subject to earlier termination as herein provided or as determined by the Committee, but in no event more than ten years from the date the Option is granted (or five years in the case of an Incentive Option granted to a 10% Owner).

        (b) If the employment of the holder of an Incentive Option shall be terminated for any reason other than such holder's disability (as such term is defined in Section 22(e)(3) of the Code) or death, the Option shall terminate no later than three months from the date of termination of employment or at such earlier date as determined by the Committee and set forth in the Option Agreement.

        (c) If the employment of the holder of an Incentive Option shall be terminated by reason of such holder's disability (as such term is defined in Section 22(e)(3) of the Code) or death, the Option shall terminate no later than twelve months from the date of such termination of employment or at such earlier date as determined by the Committee and set forth in the Option Agreement.

        (d) Any Option exercisable after the date of termination of employment shall be exercisable only to the extent such Option was exercisable at the date of termination of employment.

        (e) Notwithstanding anything to the contrary contained herein, no Option may be exercised following the termination or expiration of such Option.

     7. Exercise of Options.

        (a) Subject to Section 11 hereof, each Option shall be exercisable in accordance with the terms and conditions and during such periods as may be established by the Committee. However, the aggregate fair market value (determined as of the time an Incentive Option is granted) of the shares of Common Stock initially purchasable upon exercise of Incentive Options by the holder thereof during any calendar year may not exceed $100,000 and in no event shall an Option be exercisable until at least one year from the date of grant.

        (b) An Option may not be exercised for fractional shares of the Company's Common Stock.

        (c) Except as provided in paragraphs 9, 10 and 11 hereof, and unless determined otherwise by the Committee with respect to Non-Qualified Options granted to non-employees, no Option shall be exercisable unless the holder thereof shall have been an employee, director, consultant, agent, independent contractor or other person employed by or engaged in performing services for the Company and/or a subsidiary continuously from the date of grant to the date of exercise.

        (d) The exercise of an Option shall be contingent upon receipt from the holder thereof of a written representation that at the time of such exercise it is the optionee's then present intention to acquire the Option shares for investment and not with a view to the distribution or resale thereof (unless a Registration Statement covering the shares purchasable upon exercise of the Options shall have been declared effective by the Securities and Exchange Commission) and upon receipt by the Company of cash, or a check to its order, for the full purchase price of such shares. The Committee may, in its discretion, include a "cashless exercise" provision in the applicable Option Agreement, in which event the optionee will be permitted (i) to deliver previously owned shares of Common Stock with a fair market value equal to the exercise price in payment of the full purchase price of such shares, or (ii) to request that the Company withhold shares of Common Stock issuable upon exercise of such Option with a fair market value equal to the exercise price of the shares being purchased under the Option (thereby reducing the number of shares issuable upon exercise of the Option).

        (e) An Option may not be exercised for fractional shares of the Common Stock.

        (f) The exercise of an Option shall be contingent upon receipt by the Company of the following:

     (i) Payment of the exercise price pursuant to Section 7(d) below; and

     (ii) A written representation that at the time of such exercise it is the then present intention of the holder of the Option to acquire the shares of Common Stock being purchased for investment and not with a view to the distribution or resale thereof (unless a Registration Statement covering the shares purchasable upon exercise of the Option shall have been declared effective by the Securities and Exchange Commission).

        (g) Payment of the exercise price for the shares of Common Stock being purchased shall be subject to the following:

     (i) The full exercise price for the shares being purchased shall be paid at the time of exercise.

     (ii) The exercise price shall be payable in cash or by tendering shares of Common Stock (such shares to be valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee; provided, however, any such tendering shares, if purchased upon exercise of a stock option, shall have been held for at least six (6) months.

        (h) The holder of an Option shall have none of the rights of a stockholder with respect to the shares purchasable upon exercise of the Option until a certificate for such shares shall have been issued to the holder upon due exercise of the Option.

        (i) The proceeds received by the Company upon exercise of an Option shall be added to the Company's working capital and be available for general corporate purposes.

     8. Transferability of Options. Except as otherwise provided by the Committee in an Option Agreement, no Option shall be transferable otherwise than by will or the laws of descent or distribution. The Committee shall have the authority to provide in the Option Agreement for transferability of an Option by the holder of the Option for no consideration to or for the benefit of the holder's Family Group, subject to such conditions or limitations as the

Committee may establish and the transferee shall remain subject to all of the terms and conditions applicable to the Option prior to such transfer.

     9. No Rights of Employment. Nothing in the Plan or in any Option Agreement granted hereunder shall confer upon any holder of an Option any right to continue in the employ of the Company or any subsidiary or obligate the Company or any subsidiary to continue the engagement of any holder of an Option or interfere in any way with the right of the Company or any subsidiary to terminate the employment or engagement of the holder of an Option at any time.

     10. Adjustments Upon Changes in Capitalization. If at any time after the date of grant of an Option, the Company shall by stock dividend, split-up, combination, reclassification or exchange, or through merger or consolidation or otherwise, change its shares of Common Stock into a different number or kind or class of shares or other securities or property, then the number of shares covered by such Option and the price per share thereof shall be proportionately adjusted for any such change by the Committee, whose determination thereon shall be conclusive.

     11. Acceleration of Exercisability Upon Change in Control. Upon the occurrence of a "change in control" of the Company (as defined below), all outstanding Options shall become immediately fully exercisable.

     12. Vesting of Rights Under Options. Neither anything contained in the Plan nor in any resolution adopted or to be adopted by the Committee or the stockholders of the Company shall constitute the vesting of any rights under any Option. The vesting of such rights shall take place only (i) when a written Option Agreement shall be duly executed and delivered by and on behalf of the Company and the person to whom the Option shall be granted, and (ii) on the terms and conditions set forth in such Option Agreement.

     13. Withholding Taxes. The Company shall have the right to require the exercising holder of an Option to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements resulting from or attributable to such exercise.

     14. Compliance with Laws. The grant of Options and the issuance of Common Stock upon exercise thereof shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act of 1933, compliance with applicable state securities laws and compliance with the requirements of any stock exchange on which the Common Stock may then be listed. The Company shall have no obligation to register the Common Stock under the Securities Act or any state securities laws.

     15. Applicable Law. The validity, interpretation and enforcement of this Plan shall be governed in all respects by the laws of the State of New York (without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York) and the United States of America.

     16. Termination and Amendment; Successors. The Plan, which was adopted by the Board on March 18, 1999, subject to stockholder approval, shall terminate on March 17, 2009 and no Option shall be granted under the Plan after such date. The Committee may, at any time prior to such date, terminate the Plan or make such modifications or amendments thereto as it shall deem advisable; provided, however, that stockholder approval shall be required:

        a. to increase the number of shares reserved for issuance under the Plan;
        b. to materially increase the benefits accruing to participants under the Plan;
        c. to materially modify the requirements of eligibility for participation in the Plan; or
        d. if otherwise required to comply with the incentive stock option provisions of Section 162(m) of the Code or the listed company requirements of The New York Stock Exchange or of a national securities exchange on which the Common Stock is then traded, and, provided, further, that no modification or amendment shall adversely affect the rights of a holder of an Option previously granted under the Plan without such holder's written consent.

     The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or any successor corporation or organization succeeding to all, or substantially all, of the assets and business of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction and

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


subject to the first paragraph of this section, cancel, offer to purchase, exchange, adjust or modify any outstanding Options, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

     17. Definitions. The following terms shall have the meanings set forth below for purposes of this Plan.

        (a) "Change in Control" shall mean (i) the acquisition at any time by a "person" or "group" (as such terms are used Sections 13(d) and 14(d)(2) of the Exchange Act of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 50% or more of the combined voting power in the election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) the termination of service of directors, for any reason other than death, disability or retirement from the Board of Directors, during any period of two consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board of Directors, unless the election of or nomination for election of each new director during such period was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period; (iii) approval by the stockholders of the Company of any merger, consolidation, or statutory share exchange as a result of which the Common Stock shall be changed, converted or exchanged (other than a merger, consolidation or share exchange with a wholly-owned Subsidiary) or liquidation of the Company or any sale or disposition of 80% or more of the assets or earning power or the Company; or (iv) approval by the stockholders of the Company of any merger, consolidation, or statutory share exchange to which the Company is a party as a result of which the persons who were stockholders immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation; provided, however, that no change in control shall be deemed to have occurred if, prior to such time as a change in control would otherwise be deemed to have occurred, the Company's Board of Directors deems otherwise.

        (b) "Fair Market Value" of a share of Common Stock as of a specified date shall mean the closing sale price of the Common Stock on the New York Stock Exchange (or on such other body on which the Common Stock is then traded) on the trading day immediately preceding the date as of which the Fair Market Value is being determined.

        (c) "Family Group" shall mean the descendants (whether natural or adopted) spouse, parents, siblings and their respective descendants (whether natural or adopted) of the recipient of an Option and any trust solely for the benefit of the recipient and/or such other persons and any partnership or limited liability company, the partners or member of which include one or more individuals within the Family Group.

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


                                  APPENDIX 2

                         FRONTIER INSURANCE GROUP, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose and Scope of Plan. The purpose of this employee stock purchase plan (the "Plan") is to provide the employees of Frontier Insurance Group, Inc ("Frontier") with an opportunity to acquire a proprietary interest in Frontier through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of Frontier. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

     2. Definitions.

     2.1 The terms defined in this section are used (and capitalized) elsewhere in this Plan:

         (a) "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of Frontier, as defined in Sections 424(e) and 424(f) of the Code or any successor provision, and whose participation in the Plan has been approved by the Board of Directors.

         (b) "Board of Directors" means the Board of Directors of Frontier.

         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (d) "Committee" means two or more Frontier executive officers as designated by the Board of Directors to administer the Plan under
             Section 13.

         (e) "Common Stock" means the common stock, par value $.01 per share (as such par value may be adjusted from time to time), of Frontier.

         (f) "Company" means Frontier Insurance Group, Inc., a Delaware corporation.

         (g) "Compensation" means the gross cash compensation (including wage, salary, commission, bonus, and overtime earnings) paid by Frontier or any Affiliate to a Participant in accordance with the terms of employment.

         (h) "Eligible Employee" means any employee of Frontier or an Affiliate whose customary employment is at least 20 hours per


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


             week; provided, however, that "Eligible Employee" shall not include any person who would be deemed, for purposes of Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of Frontier.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (j) "Fair Market Value" of a share of Common Stock as of any date means, the closing price for such Common Stock on the New York Stock Exchange on the preceding trading day. If such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, however, Fair Market Value shall be determined in accordance with such regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.

         (k) "Participant" means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4.

         (l) "Plan" means this Frontier Employee Stock Purchase Plan, as amended from time to time.

         (m) "Purchase Period" means each quarter of Frontier's fiscal year. The first Purchase Period will be the quarter that starts January 1, 1999 and ends March 31, 1999.

         (n) "Recordkeeping Account" means the account maintained in the books and records of Frontier recording the amount withheld from each Participant through payroll deductions made under the Plan.

     3. Scope of the Plan. Shares of Common Stock may be sold to Eligible Employees pursuant to this Plan commencing January 1, 1999, as hereinafter provided, but not more than 1,000,000 shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan. All sales of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock sold to Eligible Employees pursuant to this Plan may be shares acquired by purchase on the open market or in privately negotiated transactions, by direct issuance from Frontier (whether newly issued or treasury shares) or by any combination thereof. Frontier, during the term of the Plan, shall at all times reserve and keep available, such number of shares as shall be sufficient to satisfy the requirements of the Plan.

     4. Eligibility and Participation. To be eligible to participate in the Plan for a given Purchase Period, an employee must be an Eligible Employee on the cutoff date for such Purchase Period. The cutoff date is the 15th day of the month immediately preceding the Purchase Period. An Eligible Employee may elect to participate in the Plan by filing an enrollment form and payroll deduction authorization form with the Frontier Human Resources department before the prescribed cutoff date for each Purchase Period. Regular payroll deductions from Compensation will begin with the first payday in such Purchase Period and continue until the Eligible Employee withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

     5. Amount of Common Stock Each Eligible Employee May Purchase.

     5.1 Subject to the provisions of this Plan, each Eligible Employee shall be offered the right to purchase on the last day of the Purchase Period the number of shares of Common Stock (including fractional shares) that can be purchased at the price specified in Section 5.2 with the entire credit balance in the Participant's Recordkeeping Account; provided, however, that the Fair Market Value (determined on the first day of any Purchase Period) of shares of Common Stock that may be purchased by a Participant during any calendar year shall not exceed $25,000 (therefore, with a 15% discount, the maximum cash contribution can not exceed $21,250). If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3, each Participant shall be allocated a ratable portion of the maximum number of shares of Common Stock which may be sold.

     5.2 The purchase price of each share of Common Stock sold pursuant to this Plan shall be the lesser of (a) or (b) below:

         (a) 85% of the Fair Market Value of such share on the first day of the Purchase Period.

         (b) 85% of the Fair Market Value of such share on the last day of the Purchase Period.

     6. Method of Participation.

     6.1 Frontier shall give notice to each Eligible Employee of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. Such notice is subject to revision by Frontier at any time prior to the date of purchase of such shares. Frontier contemplates that for tax purposes the first day of a Purchase Period will be the date of the offering of such shares.

     6.2 Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing an enrollment form. An Eligible Employee may elect to have any whole percent of Compensation withheld per pay period. An election to participate in the Plan and to authorize payroll deductions as described herein must be made prior to the prescribed cutoff date for each Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from the Plan, modifies his or her authorization, or ceases to be an Eligible Employee, as hereinafter provided.

     6.3 Any Eligible Employee who does not make a timely election as provided in Section 6.2, shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.

     6.4 Nothing herein contained shall affect an employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, retirement savings/401(k) plan or other employee welfare plan or program of Frontier.

     7.  Recordkeeping Account.

     7.1 Frontier shall maintain a Recordkeeping Account for each Participant. Payroll deductions pursuant to Section 6 shall be credited to such Recordkeeping Accounts on each payday.

     7.2 No interest shall be credited to a Participant's Recordkeeping Account.

     7.3 The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account shall remain part of the general assets of Frontier.

     7.4 A Participant may not make any separate cash payment into the Recordkeeping Account.

     8.  Right to Adjust Participation or to Withdraw.

     8.1 A Participant may, at any time during a Purchase Period, direct Frontier to make no further deductions from his or her future Compensation, subject to the limitation in Section 6.2. Upon any such action, future payroll deductions with respect to such Participant shall cease in accordance with the Participant's direction.

     8.2 Any Participant who stops payroll deductions may not thereafter resume payroll deductions during such Purchase Period.

     8.3 At any time before the end of a Purchase Period, any Participant may withdraw from the Plan. In such event, all future payroll deductions shall cease. The Participant may direct that the entire credit balance in the Participant's Recordkeeping Account be used to purchase stock at the end of the Purchase Period or be paid to the Participant, without interest, in cash. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding Purchase Period.

     8.4 Notification of a Participant's election to increase, decrease, or terminate deductions, or to withdraw from the Plan, shall be made by filing an appropriate form with Frontier. Notification to increase or decrease deductions received before the prescribed cutoff date for each Purchase Period will become effective that Purchase Period.

     9. Termination of Employment. A Participant's membership in the Plan will be terminated when the Participant either voluntarily elects to withdraw his or her entire account, or resigns or is discharged from Frontier or one of its subsidiaries for twelve (12) consecutive months, unless this period is due to illness, injury or for other reasons approved by the person or persons appointed by Frontier to administer the Plan as provided in Paragraph 13 below. Upon termination of membership, the terminated Participant shall not be entitled to rejoin the Plan until the first day of the next Purchase Period. Upon termination of membership, the Participant shall be entitled to receive the amount of his or her individual account.

     10. Purchase of Shares.

     10.1 As of the last day of each Purchase Period, the entire credit balance in each Participant's Recordkeeping Account shall be used to purchase shares (including fractional shares) of Common Stock (subject to the limitations of Section 5) unless the Participant has filed an appropriate form with Frontier in advance of that date (which elects to receive the entire credit balance in cash).

     10.2 Shares of Common Stock acquired by each Participant shall be held in an account maintained by American Stock Transfer & Trust Co. ("AST") a transfer agent selected by Frontier as its service provider. AST shall maintain individual accounts for each Participant to which shall be allocated such Participant's shares of Common Stock (including fractional shares).

     10.3 Prior to the last day of each Purchase Period, Frontier shall determine whether some or all of the shares of Common Stock to be purchased as of the last day of such Purchase Period will be purchased by AST for the accounts of Participants on the open market or in privately negotiated transactions. If some or all of such shares are to be so purchased by AST, Frontier shall advise AST of the number of shares to be so purchased and shall provide to AST such funds, in addition to the funds available from Participants' Recordkeeping Accounts, as may be necessary to permit AST to so purchase such number of shares (including all brokerage fees and expense).

     10.4 Dividends with respect to a Participant's shares of Common Stock held in the account maintained by AST shall automatically be reinvested in additional shares of Common Stock. AST shall commingle all dividends paid on all Participants' shares held in the account and shall purchase on the open market, or in privately negotiated transactions, as soon as reasonably practicable after the receipt of the dividends, as many shares of Common Stock as can be acquired with such commingled dividends and the purchase price of each such Reinvestment Share shall be the average price paid by AST in purchasing all Reinvestment Shares for all Participants with the proceeds of such dividend payment. There shall be allocated to each Participant's individual account such Participant's pro rata portion of the Reinvestment Shares purchased with the commingled funds. Frontier shall pay all brokerage fees and expenses of AST in connection with the reinvestment of dividends.

     10.5 Each Participant shall be entitled to vote all shares held for the benefit of such Participant in the account maintained by AST.

     10.6 Certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her, registered in the form directed by the Participant, only upon the request of the Participant or his or her representative. Any such request shall be made by filing an appropriate form with Frontier. No certificates for fractional shares will be issued.. Upon closing of the account, the Participant will receive a cash distribution representing the value of any fractional shares.

     11. Rights as a Stockholder. A Participant shall not be entitled to any of the rights or privileges of a stockholder of Frontier with respect to shares of Common Stock under the Plan, including the right to receive any dividends which may be declared by Frontier, until (i) he or she actually has paid the purchase price for such shares and (ii) either the shares have been credited to the account maintained by AST for the Participant's benefit or certificates have been issued to the Participant, both as provided in Section 10.

     12. Rights Not Transferable. A Participant's rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Recordkeeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

     13. Administration of the Plan. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties. All costs and expenses incurred in administering the Plan shall be paid by Frontier. Any taxes applicable to the Participant's account shall be charged or credited to the Participant's account by Frontier.

     14. Adjustment upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and purchase price of shares available but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.

     15. Registration of Certificates. Stock certificates to be issued and delivered upon the request of the Participant or his or her representative, as provided in Section 10.6, shall be, registered in the name of the Participant, or jointly, as joint tenants with the right of survivorship, in the name of the Participant and another person, as the Participant or his or her representative may direct on an appropriate form filed with Frontier.

     16. Amendment of Plan. Frontier expects to continue the Plan until such time as the shares reserved for issuance under the Plan have been sold. Frontier reserves, however, the right at any time to amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without stockholder approval on the same basis as required by Section 19.1, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) decrease the minimum purchase price, (iii) to withdraw the administration of this Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

     17. Effective Date of Plan. This Plan shall consist of an offering commencing January 1, 1999, and continuing on a quarterly basis thereafter. All rights of Participants in any offering hereunder shall terminate at the earlier of (i) the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all Participants. Upon termination of this Plan, shares of Common Stock shall be purchased for Participants in accordance with Section 10.1, and cash, if any, remaining in the Participants' Recordkeeping Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.

     18. Governmental Regulations and Listing. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of Frontier under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last day of the Purchase Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. All such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the New York Stock Exchange, covering the shares of Common Stock under the Plan upon official notice of issuance.

     19. Miscellaneous.

     19.1 This Plan shall be submitted for approval by the stockholders of Frontier prior to December 1, 1999. If not so approved prior to such date, this Plan shall terminate on November 30, 1999.

     19.2 This Plan shall not be deemed to constitute a contract of employment between Frontier and any Participant, nor shall it interfere with the right of Frontier to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

     19.3 Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

     19.4 The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

     19.5 Delivery of shares of Common Stock or of cash pursuant to the Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay Frontier a cash amount equal to the amount of any required withholdings.

                               PRELIMINARY COPIES

                                   APPENDIX 3
                                   PROXY CARD

                              [FRONT OF PROXY CARD]

                      PROXY FRONTIER INSURANCE GROUP, INC.


        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Harry W. Rhulen and Mark Mishler and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Frontier Insurance Group, Inc. on June 28, 1999, and any adjournments and postponements thereof, upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

        Please complete, date and sign on the reverse side and mail in the enclosed envelope.


[BACK OF PROXY CARD]

          Please mark your
          votes as in this
          example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL MATTERS LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING:

     1. To consider and vote upon a proposal to amend the Restated Certificate of Incorporation of the Company to classify the Board of Directors, as more fully described in the accompanying Proxy Statement.

             For                       Against                       Abstain


     2. To elect seven directors to serve for terms ranging from one to three years if proposal 1 above is adopted, or, in the alternative, to elect seven directors to serve until the next annual meeting of stockholders.

             For                       Against                       Abstain


     3.   To approve the 1999 Employee Stock Purchase Plan.

             For                       Against                       Abstain

     4.   To approve the 1999 Stock Option Plan.

             For                       Against                       Abstain


     5.   To ratify by the grant of a stock option to Patrick W. Kenny.

             For                       Against                       Abstain


     6. To ratify the reappointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999.

             For                       Against                       Abstain


     7. To transact such other business as may properly come before the meeting or any adjournment thereof.


        This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1) through (7) unless the stockholder specifies otherwise, in which case it will be voted as specified.


SIGNATURE(S):____________________________ DATE__________________ 1999

Note:   Executors, Administrators, Trustees, etc.
        Should give full title.





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